Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-292966) on Form S-8 of our report dated March 19, 2026, with respect to the consolidated financial statements of EquipmentShare.com Inc and subsidiaries.
/s/ KPMG LLP
St. Louis, Missouri March 19, 2026